EXHIBIT 99.4

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated February 20, 2004, as Appendix F to, and the reference thereto under the captions “Summary of the Proxy Statement/Prospectus”, “The Merger—Background of the Transaction”, “The Merger—NPTest’s Reasons for the Merger; Recommendation of NPTest’s Board of Directors” and “The Merger—Opinion of NPTest’s Financial Advisor” in, the joint Proxy Statement/Prospectus of Credence Systems Corporation and NPTest Holding Corporation, which joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Credence Systems Corporation. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

CITIGROUP GLOBAL MARKETS INC.

By	/s/ JOHN JINISHIAN

John Jinishian Managing Director

Palo Alto, California

March 23, 2004